UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): November 2, 2007


                              TARRANT APPAREL GROUP
               (Exact Name of Registrant as Specified in Charter)


         CALIFORNIA                   0-26006                   95-4181026
(State or Other Jurisdiction        (Commission              (I.R.S. Employer
      of Incorporation)             File Number)             Identification No.)


             3151 EAST WASHINGTON BOULEVARD
                LOS ANGELES, CALIFORNIA                           90023
         (Address of Principal Executive Offices)              (Zip Code)


                                 (323) 780-8250
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.02         TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

     PAYOFF OF CREDIT FACILITY WITH GUGGENHEIM CORPORATE FUNDING, LLC

            On November 2, 2007, we terminated our credit agreement, entered into in June 2006 with certain lenders and Guggenheim Corporate Funding, LLC ("Guggenheim"), as administrative agent and collateral agent for the lenders. Previously, on September 26, 2007, we repaid all amounts due under the credit facility with Guggenheim. At that time, the outstanding principal balance and accrued interest under the credit facility was approximately $15.7 million. In connection with the pay-off of this credit facility, Guggenheim and the lenders agreed to waive the early prepayment penalty provided for in the credit agreement and the credit agreement and other loan documents have been terminated.

            We originally entered into the credit agreement with the lenders and Guggenheim in June 2006. The credit facility provided for borrowings of up to $65 million, consisting of an initial term loan of up to $25 million (of which we borrowed $15.5 million) and an additional term loan of up to $40 million available to finance acquisitions acceptable to Guggenheim. All amounts under the term loans were to become due and payable in December 2010. Interest under this facility was payable monthly, with the interest rate equal to the LIBOR rate plus an applicable margin based on our debt leverage ratio. Our obligations under the Guggenheim credit facility were secured by a lien on substantially all of our assets and our domestic subsidiaries, including a pledge of the equity interests of our domestic subsidiaries and 65% of our Luxembourg subsidiary. The credit facility contained customary financial covenants, including covenants that we maintain minimum levels of EBITDA and interest coverage ratios and limitations on additional indebtedness.

            In connection with the Guggenheim credit facility, on June 16, 2006, we issued the lenders under this facility warrants to purchase shares of our common stock, which are currently exercisable for a total of 3,500,000 shares of our common stock. These warrants have a term of 10 years from the date of issuance. These warrants are exercisable at a price of $1.88 per share with respect to 20% of the shares, $2.00 per share with respect to 20% of the shares, $3.00 per share with respect to 20% of the shares, $3.75 per share with respect to 20% of the shares and $4.50 per share with respect to 20% of the shares. The exercise prices are subject to adjustment for certain dilutive issuances pursuant to the terms of the warrants.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       TARRANT APPAREL GROUP



Date:  November 6, 2007                By:   /S/ DAVID BURKE
                                            ------------------------------------
                                            David Burke, Chief Financial Officer


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